EX-99.g.1.a.

State Street Bank and Trust Company

1200 Crown Colony Drive

Crown Colony Office Park

Quincy, MA 02169

Re:  New Series of Shares

Ladies and Gentlemen:

Please be advised that Aberdeen Funds (the “Fund”) has established two (2) new series of shares to be known as Aberdeen U.S. Equity I Fund and Aberdeen U.S. Equity II Fund (the “New Series”).

In accordance with Section 21.6 (Additional Portfolios) of the Amended and Restated Master Custodian Agreement dated as of June 1, 2010 (the “Agreement”), as amended, between each management investment company identified on Appendix A thereto and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as Custodian for the aforementioned New Series under the terms of the Agreement.  An updated Appendix A to the Agreement reflecting these additions is attached.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

ABERDEEN FUNDS

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

Effective Date:  August 8, 2011

Aberdeen Asset Management Inc

1735 Market Street, 32nd floor, Philadelphia PA 19103

Telephone: (215) 405-5700

Aberdeen Asset Management Inc is an Investment Adviser registered with the US Securities and Exchange Commission under the Investment Advisers Act of 1940.  Member of Aberdeen Asset Management Group of Companies.

“Aberdeen” is a U.S. Registered service mark of Aberdeen Asset Management PLC.

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

Aberdeen Funds

Aberdeen Equity Long-Short Fund

Aberdeen Natural Resources Fund

Aberdeen Small Cap Fund

Aberdeen U.S. Equity Fund

Aberdeen China Opportunities Fund

Aberdeen Emerging Markets Fund

Aberdeen Global Financial Services Fund

Aberdeen International Equity Fund

Aberdeen Global Equity Fund

Aberdeen Optimal Allocations Fund: Defensive

Aberdeen Optimal Allocations Fund: Moderate

Aberdeen Optimal Allocations Fund: Moderate Growth

Aberdeen Optimal Allocations Fund: Growth

Aberdeen Optimal Allocations Fund: Specialty

Aberdeen Asia Bond Institutional Fund

Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund

Aberdeen Emerging Markets Institutional Fund

Aberdeen International Equity Institutional Fund

Aberdeen Global Fixed Income Fund

Aberdeen Global Small Cap Fund

Aberdeen Tax-Free Income Fund

Aberdeen Core Income Fund

Aberdeen Core Plus Income Fund

Aberdeen Emerging Markets Debt Local Currency Fund

Aberdeen Global High Yield Bond Fund

Aberdeen Ultra-Short Duration Bond Fund

Aberdeen Asia-Pacific Smaller Companies Fund

Aberdeen U.S. Equity I Fund

Aberdeen U.S. Equity II Fund